UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 15, 2005

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2005, Seth L. Udasin resigned as Chief Financial Officer and Senior Vice President of The Children's Place Retail Stores, Inc. (the "Company").

On April 18, 2005 Hiten Patel was appointed Chief Financial Officer and Senior Vice President of the Company. For the past six months Mr. Patel, 37, has served as a consultant to the Company. Prior to this engagement, Mr. Patel was the founder of Balefire Consulting, a private strategic financial consultancy specializing in acquisitions and new venture development. From 1999 to 2003, Mr. Patel worked at Dell Inc., where he rose to the position of Director of Strategic Planning and Business Development for the enterprise systems group. Prior to this role, Mr. Patel served in progressively senior positions in Dell’s Treasury group.

The Company and Mr. Patel are currently discussing a proposed employment agreement but to date the agreement has not been finalized.

Item 8.01 Other Events

On April 18, 2005 the Company published a press release announcing the resignation of Seth L. Udasin and appointment of Hiten Patel as Chief Financial Officer. The press release is attached as Exhibit 99.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Steven Balasiano Name: Steven Balasiano Title: General Counsel, SVP, Chief Administrative Officer

Dated: April 21, 2005

INDEX TO EXHIBITS
Current Report on Form 8-K
dated April 15, 2005

The Children's Place Retail Stores, Inc.

Exhibit No. 99                                Press Release dated April 18, 2005.                                p. 4